EXHIBIT 99.1

FOR IMMEDIATE RELEASE

For More Information:
Ronald L. Thigpen                              John Marsh
Executive Vice President and COO               President
Southeastern Bank Financial Corp.              Marsh Communications LLC
706-481-1014                                   770-458-7553


          Southeastern Bank Financial Corp. Reports Double-Digit Growth in Earnings and Income for the Third Quarter of 2005

AUGUSTA, Ga., Oct. 21, 2005 - Southeastern Bank Financial Corporation (OTCBB:SBFC), the holding company for Georgia Bank & Trust Company of Augusta, today reported quarterly net income of $2.6 million for the three months ended Sept. 30, 2005, an increase of 11.9 percent from $2.3 million in the third quarter of 2004. Diluted earnings per share for the third quarter of 2005 were $0.49, an 11.3 percent increase from $0.44 for the same period last year.

"We achieved another quarter of strong financial performance, reflecting the solid growth of both loans and deposits in the core bank," said R. Daniel Blanton, president and chief executive officer. "This growth during the third quarter continues our momentum toward reaching our goal of $1 billion in assets in our Augusta metro markets."

At Sept. 30, 2005, total assets were $825.8 million, an increase of $119.3 million or 16.9 percent since Dec. 31, 2004. Loans outstanding at Sept. 30, 2005, were $561.9 million, and total deposits were $645.9 million, an increase of 13.7 percent and 16.0 percent, respectively, from Dec. 31, 2004.

Net interest income for the third quarter of 2005 was $7.7 million, up 17.1 percent from the same period a year ago. Noninterest income at Sept. 30, 2005, was $3.3 million, down slightly from the third quarter of 2004, reflecting the lower volumes of mortgage origination due primarily to the rising interest rate environment during the quarter. Noninterest expense was $6.4 million in the third quarter of 2005, an increase of approximately $530,000 from a year ago, due primarily to costs associated with the rapid growth of the company.

Return on average assets (ROA) was 1.28 percent for the third quarter of 2005 and return on average shareholders' equity (ROE) was 16.55 percent. For the first nine months of 2005, ROA was 1.24 percent and ROE was 15.60 percent.

Net income for the nine months ended Sept. 30, 2005, totaled $7.1 million, a 9.3 percent increase over the $6.5 million reported in the same period of 2004. Diluted earnings per share for the nine months ended Sept. 30, 2005, were $1.33, versus $1.22 per share for the nine months ended Sept. 30, 2004, an 8.9 percent increase.

Net interest income for the first nine months of 2005 was $21.5 million, up 13.5 percent from the $18.9 million in the comparable nine months in 2004. Noninterest income was $9.2 million for the first nine months of 2005, compared to $9.4 million in the first nine months of 2004. Noninterest expense increased to $18.4 million from $17.7 million for the comparable period in 2004.

"As we announced during the third quarter, the healthy growth and profitability we achieved during the past several years has allowed us to begin expanding beyond our current Augusta metro markets," said Blanton. "We have chosen a location for a new Georgia Bank & Trust branch in Athens, Ga., and it is scheduled to be open by early December."

About Southeastern Bank Financial Corporation
Southeastern Bank Financial Corporation is the $825 million-asset bank holding company of Georgia Bank & Trust Company of Augusta, the largest locally owned and operated community bank in the Augusta metro market, with eight full-service offices. The company also has mortgage operations in Augusta and Savannah. The bank focuses primarily on real estate, commercial and consumer loans to individuals, small to medium-sized businesses and professionals, and also provides wealth management & trust services. The company's common stock is publicly traded on the OTC Bulletin Board under the symbol SBFC. For more information, please visit the company's Web site, www.georgiabankandtrust.com.

Safe Harbor Statement - Forward-Looking Statements
Statements made in this release by Southeastern Bank Financial Corporation (The Company) other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are made based upon management's belief as well as assumptions made by, and information currently available to, management pursuant to "safe harbor" provisions of the Private


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
Securities Litigation Reform Act of 1995. The Company's actual results may differ materially from the results anticipated in forward-looking statements due to a variety of factors, including: unanticipated changes in the Bank's local economy and in the national economy; governmental monetary and fiscal policies; deposit levels, loan demand, loan collateral values and securities portfolio values; difficulties in interest rate risk management; difficulties in expanding our operations into new geographic areas and dealing with an additional regulatory agency; the effects of competition in the banking business; changes in governmental regulation relating to the banking industry, including regulations relating to branching and acquisitions; failure of assumptions underlying the establishment of reserves for loan losses, including the value of collateral underlying delinquent loans; and other factors. The Company cautions that such factors are not exclusive. The Company does not undertake to update any forward-looking statement that may be made from time to time by, or on behalf of, the Company.


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

                       SOUTHEASTERN BANK FINANCIAL CORPORATION AND SUBSIDIARY
                                    Consolidated Balance Sheets

                                ASSETS                               September 30,
                                                                         2005         December 31,
                                                                      (Unaudited)         2004
                                                                    ---------------  --------------
Cash and due from banks                                             $   23,983,922   $  13,186,173
Federal funds sold                                                      18,595,000      12,326,000
Interest-bearing deposits in other banks                                 1,012,167         512,024
                                                                    ---------------  --------------
        Cash and cash equivalents                                       43,591,089      26,024,197

Investment securities
  Available-for-sale                                                   185,315,184     152,637,090
  Held-to-maturity, at cost (fair values of
    $3,947,419 and $3,997,361, respectively)                             3,776,137       3,776,428

Loans held for sale                                                     11,509,862      14,778,614

Loans                                                                  550,392,839     479,391,209
  Less allowance for loan losses                                        (9,094,402)     (7,930,366)
                                                                    ---------------  --------------
        Loans, net                                                     541,298,437     471,460,843

Premises and equipment, net                                             19,912,110      18,437,500
Accrued interest receivable                                              4,065,034       3,638,247
Intangible assets, net                                                     139,883         139,883
Bank-owned life insurance                                               11,756,930      11,463,591
Other assets                                                             4,473,948       4,160,918
                                                                    ---------------  --------------

                                                                    $  825,838,614   $ 706,517,311
                                                                    ===============  ==============

                  LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
    Noninterest-bearing                                             $   93,156,543   $  80,798,355
    Interest-bearing:
      NOW accounts                                                     100,341,899      80,417,657
      Savings                                                          285,032,114     225,533,029
      Money management accounts                                         25,287,503      25,142,955
      Time deposits over $100,000                                      106,856,773     106,835,743
      Other time deposits                                               35,198,471      38,056,932
                                                                    ---------------  --------------
                                                                       645,873,303     556,784,671

Federal funds purchased and securities sold
  under repurchase agreements                                           58,166,949      44,581,259
Advances from Federal Home Loan Bank                                    52,000,000      40,000,000
Other borrowed funds                                                     1,000,000         900,000
Accrued interest and other liabilities                                   5,561,630       5,271,556
                                                                    ---------------  --------------
        Total liabilities                                              762,601,882     647,537,486
                                                                    ---------------  --------------

Stockholders' equity:
  Common stock, $3.00 par value; 10,000,000
    shares authorized; 5,279,929 and 5,287,100 shares issued
    In 2005 and 2004 respectively; 5,260,832 and 5,249,604 shares
    outstanding in 2005 and 2004 respectively                           15,839,787      15,861,300
  Additional paid-in capital                                            34,172,970      34,375,510
  Retained earnings                                                     13,917,732       8,878,633
  Treasury stock, at cost 19,097 and 37,496 shares in
    2005 and 2004, respectively                                           (270,064)       (497,127)
  Accumulated other comprehensive income                                  (423,693)        361,509
                                                                    ---------------  --------------
        Total stockholders' equity                                      63,236,732      58,979,825
                                                                    ---------------  --------------

                                                                    $  825,838,614   $ 706,517,311
                                                                    ===============  ==============
See accompanying notes to consolidated financial statements.


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

                       SOUTHEASTERN BANK FINANCIAL CORPORATION AND SUBSIDIARY
                                 Consolidated Statements of Income

                                            (Unaudited)


                                                   Three Months Ended         Nine Months Ended
                                                      September 30,             September 30,
                                               ----------------------------------------------------
                                                   2005         2004         2005          2004
                                               ------------  ----------  ------------  ------------
Interest Income:
  Loans, including fees                        $10,345,667   $7,073,443  $27,860,831   $20,504,835
  Investment securities                          2,001,470    1,844,988    5,702,611     5,264,296
  Federal funds sold                               131,878       28,770      283,247        46,000
  Interest-bearing deposits in other banks           7,400          497       16,599           540
                                               ------------  ----------  ------------  ------------
    Total interest income                       12,486,415    8,947,698   33,863,288    25,815,671
                                               ------------  ----------  ------------  ------------

Interest expense:
  Deposits                                       3,746,904    1,784,792    9,637,475     5,098,812
  Federal funds purchased and securities sold
    under repurchase agreements                    459,035      142,662    1,081,435       454,471
  Other borrowings                                 609,027      470,573    1,671,117     1,348,610
                                               ------------  ----------  ------------  ------------
    Total interest expense                       4,814,966    2,398,027   12,390,027     6,901,893
                                               ------------  ----------  ------------  ------------

    Net interest income                          7,671,449    6,549,671   21,473,261    18,913,778

Provision for loan losses                          589,260      493,103    1,576,223     1,013,023

    Net interest income after provision
      for loan losses                            7,082,189    6,056,568   19,897,038    17,900,755
                                               ------------  ----------  ------------  ------------

Noninterest income:
  Service charges and fees on deposits           1,391,383    1,342,105    3,956,858     3,628,474
  Gain on sales of loans                         1,520,241    1,461,997    3,860,823     4,367,103
  Investment securities losses, net                (46,406)       1,833      (85,666)       (2,709)
  Retail investment income                          87,030      140,281      290,596       344,819
  Trust service fees                               163,855      147,239      470,791       405,309
  Increase in cash surrender value of
    bank-owned life insurance                      108,393      118,701      293,339       370,787
  Miscellaneous income                              57,727      108,354      385,030       320,298
                                               ------------  ----------  ------------  ------------
    Total noninterest income                     3,282,223    3,320,510    9,171,771     9,434,081
                                               ------------  ----------  ------------  ------------

Noninterest expense:
  Salaries                                       3,236,300    2,991,389    8,999,855     8,625,169
  Employee benefits                                768,789      693,087    2,354,158     2,190,042
  Occupancy expenses                               687,031      671,950    2,042,557     1,933,309
  Other operating expenses                       1,753,359    1,559,252    4,992,931     4,913,877
                                               ------------  ----------  ------------  ------------
    Total noninterest expense                    6,445,479    5,915,678   18,389,501    17,662,397
                                               ------------  ----------  ------------  ------------

    Income before income taxes                   3,918,933    3,461,400   10,679,308     9,672,439

Income tax expense                               1,320,336    1,139,062    3,590,990     3,187,288
                                               ------------  ----------  ------------  ------------

    Net income                                 $ 2,598,597   $2,322,338  $ 7,088,318   $ 6,485,151

                                                                                        (continued)


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

                       SOUTHEASTERN BANK FINANCIAL CORPORATION AND SUBSIDIARY
                                 Consolidated Statements of Income

                                            (Unaudited)


                                                   Three Months Ended         Nine Months Ended
                                                      September 30,             September 30,
                                               ------------------------  --------------------------
                                                   2005         2004         2005          2004
                                               ------------  ----------  ------------  ------------
Basic net income per share                     $       0.49  $     0.44  $       1.35  $       1.24
                                               ============  ==========  ============  ============

Diluted net income per share                   $       0.49  $     0.44  $       1.33  $       1.22
                                               ============  ==========  ============  ============

Weighted average common shares outstanding        5,258,713   5,248,034     5,256,367     5,247,483
                                               ============  ==========  ============  ============

Weighted average number of common and
  common equivalent shares outstanding            5,355,728   5,322,623     5,343,544     5,324,065
                                               ============  ==========  ============  ============

See accompanying notes to consolidated financial statements.


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